Exhibit 10.36
GLOBAL WATER RESOURCES, LLC
2008 UNIT OPTION PLAN

GLOBAL WATER RESOURCES, LLC
2008 UNIT OPTION PLAN

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GLOBAL WATER RESOURCES, LLC
2008 UNIT OPTION PLAN
SECTION 1 DEFINITIONS
     1.1 Definitions. Whenever used herein, the masculine pronoun will be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:
          (a) “Affiliate” means:
               (1) an entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with the Company, as determined by the Company; or
               (2) any entity in which the Company has such a significant equity interest that the Company determines it should be deemed an “Affiliate,” as determined in the sole discretion of the Company.
          (b) “Code” means the Internal Revenue Code of 1986, as amended.
          (c) “Committee” means the committee appointed by the Managers to administer the Plan or, in lieu of any such appointment, the Managers, collectively.
          (d) “Company” means Global Water Resources, LLC, a Delaware limited liability company.
          (e) “Disability” has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any Affiliate of the Company, for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant, Disability means that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability will be made by the Committee and will be supported by advice of a physician competent in the area to which such Disability relates.
          (f) “Fair Market Value” means the amount of the cash distribution that would be made by the Company to the Participant with respect to a Unit on a hypothetical sale, at fair market value, of the assets of the Company for cash and the distribution of net proceeds thereof (calculated assuming the payment of all Company indebtedness, and after deducting a reasonable estimate of all costs and expenses that would be incurred by the Company upon such a sale of assets) pursuant to the terms of the Operating Agreement; provided, however, that for purposes of granting Options, Fair Market Value of Units shall be determined in accordance with the requirements of Code Section 409A. Fair Market Value shall be determined by the Managers and Fair Market Value as determined by the Managers shall be final, binding and conclusive upon each Participant.
          (g) “Managers” means managers of the Company, as appointed from time to time pursuant to the terms of the Operating Agreement.
          (h) “Operating Agreement” means the Second Amended and Restated Limited Liability Company Agreement of Global Water Resources, LLC, as may be subsequently amended from time to time.
          (i) “Option” means a right to purchase Units as described in Plan Section 3.2.
          (j) “Option Agreement” means an agreement between the Company and a Participant or other documentation evidencing an award of an Option.
          (k) “Participant” means an individual who receives an Option hereunder.
          (1) “Plan” means the Global Water Resources, LLC 2008 Unit Option Plan.
          (m) “Termination of Service” means the termination of the employment or other service relationship between a Participant and the Company and its Affiliates, regardless of whether severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. The Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Service as it affects an Option, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Service.
          (n) “Unit” means an interest in the Company’s profits and losses defined in the Operating Agreement as a “Common Unit.”
SECTION 2 THE OPTION PLAN
     2.1 Purpose of the Plan. The Plan is intended to (a) provide incentive to officers, employees, managers, consultants and other service providers of the Company and its Affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage ownership by officers, key employees, managers, consultants and other service providers by providing them with a means to acquire a proprietary interest in the Company, acquire ownership, or to receive compensation which is based upon appreciation in the value of the Units; and (c) provide a means of obtaining, rewarding and retaining officers, employees, managers, consultants and other service providers.
     2.2 Units Subject to the Plan.
          (a) Subject to adjustment in accordance with Section 5.2, Two Hundred (200) Units are hereby reserved exclusively for issuance pursuant to Options granted under the Plan.

          (b) To the extent that an Option is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued Units subject to the Option will again be available for issuance pursuant to Option(s) granted under the Plan.
     2.3 Term of the Plan. The Plan shall continue until terminated by the Managers.
     2.4 Administration of the Plan. The Plan is administered by the Committee. The Committee has full authority in its discretion to determine the officers, employees, managers, consultants and other service providers of the Company or its Affiliates to whom Options will be granted and the terms and provisions of Options, subject to the Plan. Subject to the provisions of the Plan, the Committee has full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Option Agreements and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). The Committee’s decisions are final and binding on all Participants. Each member of the Committee shall serve at the discretion of the Managers and the Managers may from time to time remove members from or add members to the Committee. Vacancies on the Committee shall be filled by the Managers.
     2.5 Eligibility and Limits. Options may be granted only to officers, employees, managers, consultants and other service providers of the Company, or any Affiliate of the Company.
SECTION 3 TERMS OF OPTIONS
     3.1 Terms and Conditions of Options.
          (a) General Terms and Conditions. Each Option will be evidenced by a written Option Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine to be appropriate. Each Option Agreement is subject to the terms of the Plan and any provisions contained in the Option Agreement that are inconsistent with the Plan are null and void. The number of Units as to which an Option may be granted will be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of Units available for grants under the Plan. The date an Option is granted will be the date on which the Committee has approved the terms and conditions of the Option and has determined the recipient of the Option and the number of Units, if any, covered by the Option, and has taken all such other actions necessary to complete the grant of the Option. Any Option may be granted in connection with all or any portion of a previously or contemporaneously granted Option. Exercise or vesting of an Option granted in connection with another Option may result in a pro rata surrender or cancellation of any related Option, as specified in the applicable Option Agreement. Options are not transferable or assignable except by will or by the laws of descent and distribution governing the State in which the Participant was domiciled at the time of the Participant’s death, and are exercisable, during the Participant’s lifetime, only by the

Participant; or in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of death of the Participant, by the legal representative of the Participant’s estate or if no legal representative has been appointed within ninety (90) days of the Participant’s death, by the person(s) taking under the laws of descent and distribution governing the State in which the Participant was domiciled at the time of the Participant’s death; except to the extent that the Committee may provide otherwise in any Option Agreement.
          (b) Option Price. Subject to adjustment in accordance with Plan Section 5.2 and the other provisions of this Section 3.2, the exercise price (the “Exercise Price”) per Unit purchasable under any Option must be as set forth in the applicable Option Agreement.
          (c) Option Term. The term of each Option shall be for the period determined by the Committee and must be specified in the applicable Option Agreement.
          (d) Payment. Subject to the terms of the Plan and any applicable law or Option Agreement, payments or transfers to be made by the Company on the grant or exercise of an Option may be made in such form as the Committee determines at or after the time of grant, including without limitation, cash, Units, other Options, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.
          (e) Conditions to the Exercise of an Option. Each Option granted under the Plan is exercisable by the Participant or any other designated person, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Option Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may modify the terms of an Option to the extent not prohibited by the terms of the Plan, including without limitation, accelerating the time or times at which such Option may be exercised in whole or in part, and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term, notwithstanding any provision of the Option Agreement to the contrary.
     3.2 Treatment of Awards Upon Termination of Service.
          (a) Any award under this Plan to a Participant who has experienced a Termination of Service may be cancelled, accelerated, paid or continued, as provided in the applicable Option Agreement, or, as the Committee may otherwise determine to the extent not prohibited by the Plan. The portion of any award exercisable in the event of continuation or the amount of any payment due under a continued award may be adjusted by the Committee to reflect the Participant’s period of service from the date of grant through the date of the Participant’s Termination of Service or such other factors as the Committee determines are relevant to its decision to continue the award.
          (b) Notwithstanding any provision in the Plan or any Option Agreement to the contrary, to the extent necessary to avoid the imposition of tax on a Participant under Code Section 409A:

               (1) any payment or settlement of an Option under this Plan made upon a Participant’s Termination of Service (but only to the extent that such Termination of Service is not treated as an “involuntary separation from service” under Code Section 409A); and
               (2) any payment or settlement of an Option under this Plan made upon a Participant’s Termination of Service (but only to the extent that such Termination of Services is treated as an “involuntary separation from service” under Code Section 409A) that causes value of the payment or settlement made to the Participant to exceed the lesser of two (2) times either (A) the Participant’s base compensation for the calendar year prior to the year of the Participant’s Termination of Service or (B) the adjusted compensation limit specified in Code Section 401(a)(17) in the year of the Participant’s termination of employment;
that, in either case, is otherwise payable or deliverable to the Participant within the first six (6) months following the effective date of Termination of Service, shall be suspended and paid or settled as soon as practicable following the end of the six-month period following such effective date if, immediately prior to the Participant’s Termination of Service, the Participant is determined to be a “specified employee” (within the meaning of Code Section 409A(a)(2)(B)(i)) of the Company or an Affiliate (or any related “service recipient” within the meaning of Code Section 409A and the regulations thereunder). Any payments or settlements suspended by operation of the foregoing sentence shall be paid as a lump sum following the end of such six-month period.
SECTION 4 RESTRICTIONS ON UNITS
     4.1 Escrow of Options. Any certificates, if any, representing the Options issued under the Plan will be issued in the Participant’s name, but, if the applicable Option Agreement so provides, the Units will be held by a custodian designated by the Committee (the “Custodian”). Each applicable Option Agreement providing for transfer of Units to the Custodian must appoint the Custodian as the attorney-in-fact for the Participant for the term specified in the applicable Option Agreement, with full power and authority in the Participant’s name, place and stead to transfer, assign and convey to the Company any Options held by the Custodian for such Participant, if the Participant forfeits the Units under the terms of the applicable Option Agreement. During the period that the Custodian holds Options subject to this Section, the Participant is entitled to all rights, except as provided in the applicable Option Agreement, applicable to Options not so held. Any distributions declared on Options held by the Custodian must, as provided in the applicable Option Agreement, be paid directly to the Participant or, in the alternative, be retained by the Custodian or by the Company until the expiration of the term specified in the applicable Option Agreement and shall then be delivered, together with any proceeds, with the Options to the Participant or to the Company, as applicable.
     4.2 Forfeiture of Options. Notwithstanding any vesting schedule set forth in any Option Agreement, in the event that the Committee determines that a Participant violated a non-competition, non-solicitation or confidentiality agreement as set forth in the Option Agreement or any other agreement to which the Participant is a party, all Options and Units issued to the holder pursuant to the Plan shall be forfeited; provided, however, that the Company shall return to the holder the lesser of any consideration paid by the Participant in exchange for Units issued to the Participant pursuant to the Plan or the then Fair Market Value of the Units forfeited hereunder.
     4.3 Restrictions on Transfer of Options. The Participant does not have the right to make or permit to exist any disposition of the Options issued pursuant to the Plan except as provided in the Plan or the applicable Option Agreement. Any disposition of the Options issued under the Plan by the Participant not made in accordance with the Plan or the applicable Option Agreement will be void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and the applicable Option Agreement, and the Units so transferred will continue to be bound by the Plan and the applicable Option Agreement.
SECTION 5 GENERAL PROVISIONS
     5.1 Withholding. The Company must deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer under the Plan or upon the vesting of any Unit Award, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local tax withholding requirements prior to the delivery of any certificate or certificates for such Units or the vesting of such Unit Award. A Participant may pay the withholding obligation in cash, or, if the applicable Option Agreement provides, a Participant may elect to have the number of Units he is to receive reduced by, or with respect to a Unit Award, tender back to the Company, the smallest number of Units which, when multiplied by the Fair Market Value of the Units determined as of the Tax Date (defined below), is sufficient to satisfy the minimum required federal, state and local, if any, withholding taxes arising from exercise or payment of an Option (a “Withholding Election”). A Participant may make a Withholding Election only if both of the following conditions are met:
          (a) The Withholding Election must be made on or prior to the date on which the amount of tax required to be withheld is determined (the “Tax Date”) by executing and delivering to the Company a properly completed notice of Withholding Election as prescribed by the Committee; and
          (b) Any Withholding Election made will be irrevocable except on six months advance written notice delivered to the Company; however, the Committee may in its sole discretion disapprove and give no effect to the Withholding Election.
     5.2 Changes in Capital Structure; Merger; Liquidation.
          (a) The number of Units reserved for the grant of Options, the Units reserved for issuance upon the exercise of each outstanding Option, and the Exercise Price of each outstanding Option shall be proportionately adjusted for any nonreciprocal transaction between the Company and the holders of equity interests of the Company that causes the per unit value of the Units underlying an Option to change, such as a unit dividend, unit split, spin-off, rights offering, or recapitalization through a large, nonrecurring cash dividend (each, an “Equity Restructuring”); provided, however, that in the case of an Option, the Committee shall consider any provisions of Code Section 409A and the regulations thereunder that are required to be followed as a condition of the Option not being treated as the grant of a new Option or a change in the form of payment. Any adjustment described in the preceding sentence may include a substitution in whole or in part of other equity securities of the issuer and the class involved in such Equity Restructuring in lieu of the Units that are subject to the Option.
          (b) In the event of any merger, consolidation, extraordinary distribution, reorganization, recapitalization, sale of substantially all of the Company’s assets, other change in the capital structure of the Company, tender offer, or a change in control of the Company, that in each case does not constitute an Equity Restructuring, the Committee, in its sole discretion, may make such adjustments with respect to awards and take such other action as it deems necessary or appropriate, including without limitation, the assumption of other awards, the substitution of new awards, the adjustment of outstanding awards, the acceleration of awards, the removal of restrictions on outstanding awards, or the termination of outstanding awards in exchange for the cash value determined in good faith by the Committee of the vested and/or unvested portion of the award, all as may be provided in the applicable Option Agreement or, if not expressly addressed therein, as the Committee subsequently may determine in its sole discretion. Any adjustment pursuant to this Section 5.2 may provide, in the Committee’s discretion, for the elimination without payment therefor of any fractional Units that might otherwise become subject to any Option, but except as set forth in this Section may not otherwise diminish the then value of the Option. In making any such adjustment, the Committee shall consider the impact of any adverse tax consequences that may affect the Participant under Code Section 409A and any adverse financial accounting consequences that may affect the Company.
          (c) The existence of the Plan and the Options granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Units or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.
     5.3 Cash Awards. The Committee may, at any time and in its discretion, grant to any holder of an Option the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the Option or the exercise of rights thereunder.
     5.4 Compliance with Code Section 409A. In designing, granting, modifying, extending, settling, or paying any Option hereunder, the Committee may take into account any adverse tax consequences to the Participant under Code Section 409A and any related adverse accounting impacts to the Company and may, in its discretion, structure Options to be exempt from or be subject to Code Section 409A; provided that to the extent an Option is structured so as to be subject to Code Section 409A, the Committee shall take such reasonable good faith efforts as it deems necessary or appropriate to cause the Option to comply with the time and form of payment and other requirements applicable to equity awards that are subject to Code Section 409A.
     5.5 Right to Terminate Employment or Service Relationship. Nothing in the Plan or in any Option Agreement confers upon any Participant the right to continue as an officer, employee, manager, consultant or other service provider of the Company or any of its Affiliates or affect the right of the Company or any of its Affiliates to terminate the Participant’s employment or service relationship at any time.
     5.6 Non-alienation of Benefits. Other than as specifically provided herein, no benefit under the Plan or Option may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit may, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.
     5.7 Restrictions on Delivery and Sale of Units; Legends. Each Option is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the Units covered by such Option upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Option or the purchase or delivery of Units thereunder, the delivery of any or all Units pursuant to such Option may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the Units purchasable or otherwise deliverable under Options then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Units pursuant to an Option, that the Participant or other recipient of an Option represent, in writing, that the Units received pursuant to the Option are being acquired for investment and not with a view to distribution and agree that the Units will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing Units delivered pursuant to an Option such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.
     5.8 Listing and Legal Compliance. The Committee may suspend the exercise or payment of any Option so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.
     5.9 Termination and Amendment of the Plan.
          (a) Amendment, Modification and Termination. The Managers at any time may amend or terminate the Plan without the approval of the Company’s members; provided, however, that the Managers may condition any amendment or modification on the approval of the Company’s members if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations. No termination, amendment, or modification of the Plan shall adversely affect any Option previously granted under the Plan, without the written consent of the Participant.
          (b) Awards Previously Granted. At any time and from time to time, the Managers may amend, modify or terminate any outstanding Option without approval of the Participant; provided, however, that, subject to the terms of the applicable Option Agreement, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Option or adversely affect the Participant’s rights under the Option Agreement.
     5.10 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Option, nothing contained in the Plan or any Option Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company.
     5.11 Choice of Law. The laws of the State of Delaware govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict of laws.
     5.12 Effective Date. The Plan shall become effective upon the date the Plan is approved by the Managers.
     IN WITNESS WHEREOF, the Company has executed this Plan on this 2nd day of June, 2008.

GLOBAL WATER RESOURCES, LLC
By:	/s/ Trevor T. Hill
Title: PRESIDENT & CEO